UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2023
Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Address of principal executive offices, including zip code)
1-800-223-0740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $230.00 per share	ZEV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2023 (the “Effective Date”), Lightning eMotors, Inc. (the “Company”) entered into Performance Cash Plan Agreements with each of the Company’s named executive officers (the “Performance Agreements”).
The Performance Agreements provide the Company’s named executive officers with the opportunity to earn cash awards based on the achievement of defined strategic targets and financial performance for the period of June 1, 2023 to May 31, 2026 (the “Performance Period”). The three, specific performance targets are: (1) the closing of a strategic transaction (as defined by the Company’s Board of Directors), (2) revenue of $125 million for any consecutive four-quarter period, and (3) revenue of $250 million for any consecutive four-quarter period (collectively, the “Achievement Targets”). Each Achievement Target is equally weighted and the corresponding cash award is payable during the next regular payroll cycle following the Company’s Board of Directors certifying the achievement of the Achievement Target. However, if all three Achievement Targets are met prior to the second anniversary of the Effective Date, then the final Achievement Target will be considered satisfied and payment of the cash award related to the final Achievement Target will be subject to continued employment with the Company through the second anniversary of the Effective Date. In the event of a Change of Control (as defined in the Company’s 2021 Equity Incentive Plan), all then-outstanding Achievement Targets will be considered satisfied and payment of the related cash award will only be subject to continued employment with the Company (or its successor) through the second anniversary of the Effective Date. In the event of a termination of a named executive officer’s employment without Cause or for Good Reason (each as defined in the Performance Agreements) in connection with a Change of Control, cash awards for all then-outstanding Achievement Targets will be earned as of the date of termination after the named executive officer executes a waiver and release of claims agreement with the Company (or its successor).
The foregoing description of the Performance Agreements is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Performance Agreement, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.
The total cash award opportunity for each of the Company’s named executive officers under the Performance Agreements is as follows:

Named Executive Officer	Total Cash Award Opportunity
Timothy Reeser, Chief Executive Officer	$1,500,000
David Agatston, Chief Financial Officer	$500,000
Kash Sethi, Chief Revenue Officer	$320,000
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Form of Performance Cash Plan Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning eMotors, Inc.
Dated: June 2, 2023
	By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer and President